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                                                                     Exhibit 5.1

                             MORRISON & FOERSTER LLP
                             Los Angeles, California

                                October 12, 2001

IMPCO Technologies, Inc.
16804 Gridley Place
Cerritos, California 90703
(562) 860-6666


Re:      2000 Incentive Stock Option Plan




Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") executed by you on October 12, 2001, and to be filed with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 500,000 shares of your common stock, $.001 par value (the "Common Stock"), which will be issuable under the above-referenced plan (the "Plan").

         As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with adoption of the Plan and the authorization of the issuance of the Common Stock in connection with options granted under the Plan (the "Plan Shares"), and such documents as we have deemed necessary to render this opinion.

         Based upon the foregoing, it is our opinion that the Plan Shares, when issued and outstanding pursuant to the terms of the Plans, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                     Very truly yours,

                                                     /s/ Morrison & Foerster LLP

                                                     MORRISON & FOERSTER LLP

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